POWER OF ATTORNEY

	Know all by these presents, that the undersigned,

Larry C. Barenbaum, hereby constitutes and appoints each of Timothy J.

Cope, Damon E. Schramm, Jean M. Davis, Daniel R. Tenenbaum and Inchan

Hwang, signing singly, the undersigned’s true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the
undersigned
a Form ID Application and submit the same to the Securities and Exchange
Commission (the "Commission");

(2)	execute for and on
behalf of the
undersigned, in the undersigned’s capacity as a director of Lakes
Entertainment, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934
(the "Exchange Act")
and the rules thereunder;

(3)	do and perform
any and all acts for and
on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 and timely file such form with the Commission and any stock exchange or similar authority;


(4)	execute for and on behalf of the
undersigned any filings required
under Regulation 13D-G of the Exchange
Act including, but not limited to,
Schedules 13D and 13G; and


(5)	take any other action of any type
whatsoever in connection with the
foregoing which, in the opinion of such
attorney-in-fact, may be of
benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

	The undersigned hereby
grants to
each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act or Regulation 13D-G of the
Exchange Act.

	This Power of
Attorney shall remain in full force
and effect until the undersigned is no
longer required to file Forms 3,
4, and 5 with respect to the
undersigned’s holdings of and
transactions in securities issued by
the Company, unless earlier revoked
by the undersigned in a signed writing
delivered to the foregoing
attorneys-in-fact.

	IN WITNESS WHEREOF, the
undersigned has caused
this Power of Attorney to be executed as of this 22nd day of February,
2006.

					/s/ Larry C. Barenbaum